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                                     EXHIBIT 21.1


                              SUBSIDIARIES OF REGISTRANT


                                                        State of Incorporation
Name                                                        or Organization
----                                                    ----------------------
CrossHost, Inc.                                                  Maryland
Host Ventures, Inc.                                              Maryland
Host Enterprises, Inc.                                           Maryland
Host Findlay GP, Inc.                                            Maryland
Host Auburn GP, Inc.                                             Maryland
BacHost, LLC                                                       Texas
B-H Findlay, L.P.                                                  Ohio
B-H Auburn, L.P.                                                 Indiana